EXHIBIT 10.4
WELSH PROPERTY TRUST, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
          RESTRICTED STOCK UNIT AWARD AGREEMENT dated as of                     , 2010, between Welsh Property Trust, Inc., a Maryland corporation (“Welsh”) and Scott T. Frederiksen, an employee (the “Employee” or “Participant”) of Welsh, its subsidiaries, divisions, and affiliated businesses (the “Company”).
     WHEREAS, the Participant is employed by the Company pursuant to an Executive Employment Agreement between Participant and the Company dated                     , 2010;
     WHEREAS, Welsh’s Board of Directors, (the “Board”) has established the Welsh Property Trust, Inc. Long-Term Equity Incentive Plan (the “Plan”);
     WHEREAS, the Board’s Compensation Committee (the “Committee”), in accordance with the provisions of the Plan, has determined that the Employee is entitled to a Restricted Stock Unit Award under the Plan;
     NOW, THEREFORE, in consideration of the foregoing and the Employee’s acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:
     1. Welsh hereby grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services,                      Restricted Stock Units on the terms and conditions herein set forth (the “Restricted Stock Units”). The Restricted Stock Units may be settled in cash, Company Common Stock on a one-for-one basis, or a combination of cash and Company Common Stock.
     2. If and to the extent the Performance Measures established by the Committee have been satisfied and if the Participant shall have been continuously in the employment of the Company from the date of grant of this Restricted Stock Unit Award until December 31, 2012 (the “Restriction Period”), Welsh shall, deliver to the Participant on or about February 15, 2013, either (a) a lump sum cash payment equal to the product of the number of vested Restricted Stock Units awarded under this Agreement multiplied by the fair market value of Welsh’s Common Stock on December 31, 2012, or if such date is not a trading day at the New York Stock Exchange then the first trading day immediately following December 31, 2012, or (b) shares of the Company’s Common Stock calculated on a one-for-one basis in relation to the number of vested Restricted Stock Units. No payment shall be required from the Participant in connection with any delivery to the Participant of shares hereunder. In addition, a dividend equivalent computed from the first dividend paid following the date of this Agreement through the last dividend paid prior to December 31, 2012 shall be paid on the number of vested Restricted Stock Units in one of the manners and on the date described above.
     3. The Participant shall have no right under this Agreement to vote on shares of Common Stock of the Company otherwise payable under the terms of this Agreement.

     4. In the event of the termination of the Participant’s employment with the Company by reason of the death of the Participant, and if there then remain any Restricted Stock Units subject to restrictions hereunder, then such restrictions shall be deemed to have lapsed and either (a) a lump sum cash payment or (b) certificates of Common Stock, either as calculated in accordance with Section 2, for the remaining Restricted Stock Units shall be delivered to the Participant (or the legatees under the last will of the Participant, or to the personal representatives or distributees of the Participant’s estate) on the 30th day following the Participant’s death. In addition, a dividend equivalent computed from the first dividend paid following the date of this Agreement through the last dividend paid prior to the Participant’s death shall be paid on the number of vested Restricted Stock Units in one of the manners and on the date described above.
     5. In the event of the termination of the Participant’s employment with the Company by reason of disability of the Participant, and if there then remain any undelivered Restricted Stock Units subject to restrictions hereunder, such restrictions shall be deemed to have lapsed and either a lump sum cash payments or certificates of Common Stock for the remaining Restricted Stock Units shall be delivered to the Participant on the 30th day following the Participant’s termination of employment. In addition, a dividend equivalent computed from the first dividend paid following the date of this Agreement through the last dividend paid prior to the Participant’s termination of employment shall be paid on the number of vested Restricted Stock Units in one of the manners and on the date described above.
     6. In the event of the involuntary termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason. (with “Cause” and “Good Reason” having their respective meanings as set forth in the Employment Agreement), and if there then remain any Restricted Stock Units subject to restrictions hereunder, then all restrictions shall be deemed to have lapsed and a lump sum cash payment or certificates of Common Stock for the remaining Restricted Stock Units shall be delivered to the Participant on the 30th day following the Participant’s termination of employment. In addition, a dividend equivalent computed from the first dividend paid following the date of this Agreement through the last dividend paid prior to the Participant’s termination of employment shall be paid on the number of vested Restricted Stock Units in one of the manners and on the date described above.
     7. Except as provided in Sections 4, 5 and 6, or in accordance with the terms of the Plan, if the Participant ceases to be an employee of the Company during the Restriction Period, then the Restricted Stock Units to which the Participant has not theretofore become entitled pursuant to Section 3 shall be forfeited, and all rights of the Participant in and to such Restricted Stock Units shall lapse. In addition, no dividend equivalents shall be paid.
     8. The granting of this Restricted Stock Unit shall not in any way prohibit or restrict the right of the Company to terminate the Participant’s employment at any time, for any reason.
     9. For purposes of this Agreement, the term termination of employment shall mean separation from service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The Agreement shall be construed in accordance with Section 409A (or such applicable exceptions from coverage thereunder).
     10. This Agreement and each and every obligation of Welsh relating to the Restricted Stock Unit Award hereunder are subject to the requirement that if at any time Welsh shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Participant may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Welsh.
     11. Any payment required under this Agreement shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and the Company and the Participant shall use their best efforts to satisfy promptly all such requirements, as applicable. Welsh may defer making any delivery of Restricted Stock Units under this Agreement until completion of arrangements satisfactory to the Company for the payment of any applicable taxes, whether through share withholding provided for by the Plan or otherwise.

     12. In the event of a “change in control,” as that term is defined in the Plan, then the Participant shall have all the rights specified in Paragraph 10(a) of the Plan, which shall include the immediate lapsing of all restrictions on the Restricted Stock Units and either payment of a lump sum cash payment or the delivery to the Participant of certificates of Common Stock for the Restricted Stock Units.
     13. Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan, the terms and conditions of which shall constitute an integral and enforceable part hereof.
     14. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Treasurer of Welsh at its principal office and to the Participant at his address as shown on the Company’s payroll records, or to such other address as the Participant by notice to the Company may designate in writing from time to time.
     15. Nothing herein contained shall confer on the Participant any right to continue in the employment of the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time; affect the Participant’s right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Company; or limit or otherwise affect the right of the Board (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Participant, adversely affect the Participant’s rights under the Restricted Stock Units.
     16. With respect to this Agreement, (i) the Restricted Stock Units are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of shares of Common Stock) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The award of this Restricted Stock Unit is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

WELSH PROPERTY TRUST, INC.

By:

ACCEPTED:

Scott T. Frederiksen

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